Exhibit 99.4

c/o Mallinckrodt plc Company Secretary Damastown, Mulhuddart Dublin 15, Ireland

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 4:59 p.m. U.S. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 4:59 p.m. U.S. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposal 1.	For	Against	Abstain

1       Approving the issuance of ordinary shares pursuant to the Agreement and Plan of Merger, dated April 5, 2014 (as it may be amended from time to time, the “Merger Agreement”), among Mallinckrodt plc (“Mallinckrodt”), Questcor Pharmaceuticals, Inc. (“Questcor”) and Quincy Merger Sub, Inc. (the “Mallinckrodt Share Issuance Proposal”).

	☐	☐	☐

For address change/comments, mark here.			NOTE: IN THEIR DISCRETION, THE PROXIES NAMED ON THE REVERSE SIDE OF THIS CARD ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
(see reverse for instructions)	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Any shareholder entitled to attend and vote at the Extraordinary General Meeting may appoint one or more proxies, who need not be a shareholder(s) of Mallinckrodt. If you wish to appoint a person other than the designated officers of Mallinckrodt, please contact the Company Secretary and also note that your nominated proxy must attend the Extraordinary General Meeting in person in order for your votes to be voted. Completion of a proxy will not preclude a member from attending and voting at the meeting in person.

You can also instruct your proxy not to vote on a resolution by inserting an X in the box under “Abstain”. Please note that an abstention is not a vote in law and will not be counted in the calculation of the proportion of the votes for and against a resolution.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting:

Electronic versions of the proxy materials are available at www.proxyvote.com

EXTRAORDINARY GENERAL MEETING PROXY CARD—MALLINCKRODT PLC

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 14, 2014

The undersigned acknowledges receipt of the Extraordinary General Meeting of Shareholders and the accompanying joint proxy statement/prospectus and, revoking any proxy or voting instructions previously given, hereby appoints Mark C. Trudeau, Peter G. Edwards and Miriam R. Singer, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as indicated on the reverse side of this card, all of the Mallinckrodt ordinary shares held by the undersigned at the close of business on July 9, 2014, at an Extraordinary General Meeting of Shareholders to be held at the offices of Arthur Cox, Earlsfort Centre, Earlsfort Terrace, Dublin 2, Ireland on August 14, 2014, at 3:00 p.m. local time and at any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side